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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BE AEROSPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1209796 (I.R.S. Employer Identification Number)

1400 Corporate Center Way
Wellington, Florida 33414
(561) 791-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas P. McCaffrey
Senior Vice President
and Chief Financial Officer
BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida 33414
(561) 791-5000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Rohan S. Weerasinghe
Lona Nallengara
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Common Stock, $.01 par value(1)	(1)	(1)	(1)	$0

Debt Securities(2)	(2)	(2)	(2)	$0

(1)
An unspecified aggregate initial offering price or number of shares of common stock of BE Aerospace, Inc. is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, BE Aerospace, Inc. is deferring payment of the registration fee.

(2)
An unspecified aggregate initial offering price of debt securities of BE Aerospace, Inc. is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, BE Aerospace, Inc. is deferring payment of the registration fee.

PROSPECTUS

BE AEROSPACE, INC.

Common Stock

Debt Securities

        We may offer and sell, from time to time, in one or more offerings, our common stock and our debt securities that we describe in this prospectus.

        We may offer and sell our common stock and our debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of the common stock or debt securities to be offered in prospectus supplements to this prospectus or other offering material. Information in this prospectus will be deemed modified or superseded by any accompanying prospectus supplement or other offering material. You should read carefully this prospectus and the accompanying prospectus supplement or other offering material before you invest in our common stock or debt securities.

        Investing in our common stock or debt securities involves risks that are described in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2010.

        We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus, any prospectus supplement or in any other offering material or in any of the documents that are incorporated by reference in this prospectus or in any prospectus supplement or in any other offering material. We do not take any responsibility for, and can provide no assurance as to reliability of, any information that others may give you. You should assume that the information appearing in this prospectus, any prospectus supplement, in any other offering material, as well as the information contained in any document incorporated by reference therein or herein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell our common stock and our debt securities covered by this prospectus in one or more offerings.

        This prospectus provides you with a description of our common stock and our debt securities that we may sell. Each time we sell our common stock or our debt securities, we will provide one or more prospectus supplements or other offering material that will contain specific information about the terms of that specific offering of our common stock or our debt securities and the specific manner in which they may be offered. The prospectus supplement or other offering material may also add to, update or change any of the information contained in or incorporated by reference into this prospectus. To the extent that any statement we make in a prospectus supplement or other offering material is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or other offering material. The prospectus supplement or other offering material may also contain information about any material federal income tax considerations relating to our common stock or our debt securities described in the prospectus supplement or other offering material. You should read both this prospectus and the applicable prospectus supplement or other offering material together with the additional information described under "Where You Can Find Additional Information" elsewhere in this prospectus before making an investment decision. This prospectus may not be used to sell our common stock or our debt securities unless it is accompanied by a prospectus supplement or other offering material.

i

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find Additional Information" elsewhere in this prospectus.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the common stock and debt securities offered under this prospectus. That registration statement can be read at the SEC's web site (www.sec.gov) or at the SEC's offices mentioned under the heading "Where You Can Find Additional Information" elsewhere in this prospectus.

        In this prospectus we use the terms "BE Aerospace," "we," "us," and "our" to refer to BE Aerospace, Inc., a Delaware corporation.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet, through a database maintained at the SEC's website (http://www.sec.gov). In addition, you can inspect and copy our reports, proxy statements and other information at the office of Nasdaq at 1735 K Street, Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We filed a registration statement on Form S-3 to register with the SEC the common stock and debt securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. The SEC allows us to incorporate by reference the information we file with it into this prospectus. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by any information incorporated later or superseded by information included in this prospectus or any prospectus supplement or other offering material relating to an offering of our common stock and debt securities.

        We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the date of the closing of each offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

        This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included in or delivered with this document:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 25, 2010; and

ii

  •
  Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, filed on May 4, 2010 and for the quarter ended June 30, 2010, filed on August 4, 2010.

        We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient's written or oral request, a copy of any document incorporated by reference into this prospectus, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:

BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida 33414
Attention: General Counsel
(561) 791-5000

        Except as provided above, no other information, including, but not limited to, information on our website is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein and therein contain, or will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, all statements that do not relate solely to historical or current facts, including statements regarding the implementation and expected benefits of lean manufacturing and continuous improvement plans, our dealings with customers and partners, the consolidation of facilities, reduction of our workforce, integration and expected benefits from acquired businesses, ongoing capital expenditures, our ability to grow our business, the impact of the large number of grounded aircraft on demand for our products and our underlying assets, the adequacy of funds to meet our capital requirements, the ability to refinance our indebtedness, if necessary, the reduction of debt, the potential impact of new accounting pronouncements, the global recession and the impact on our business of the recent and projected decreases in passenger traffic and the size of the airline fleet, and any offering of securities made pursuant to this prospectus. Such forward-looking statements include risks and uncertainties and our actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed under the heading "Risk Factors" in our periodic reports filed with the SEC and in any accompanying prospectus supplement or other offering materials, as well as future events that may have the effect of reducing our available operating income and cash balances, such as unexpected operating losses, the impact of rising fuel prices on our airline customers, outbreaks in national or international hostilities, terrorist attacks, prolonged health issues which reduce air travel demand (e.g., SARS, Swine Flu, Icelandic volcano eruptions), delays in, or unexpected costs associated with, the integration of our acquired or recently consolidated businesses and businesses we acquire in the future, conditions in the airline industry, conditions in the business jet industry, problems meeting customer delivery requirements, our success in winning new or expected refurbishment contracts from customers, capital expenditures, increased leverage, possible future acquisitions, facility closures, product transition costs, labor disputes involving us, our significant customers' suppliers or airframe manufacturers, the impact of a prolonged global recession, the possibility of a write-down of intangible assets, delays or inefficiencies in the introduction of new products, fluctuations in currency exchange rates or our inability to properly manage our rapid growth.

        Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein. These statements should be considered only after carefully reading this prospectus, any accompanying prospectus supplement and other offering material and the documents incorporated by reference herein and therein.

iii

OUR COMPANY

        Based on our experience in the industry, we believe we are the world's largest manufacturer of cabin interior products for commercial airlines and business jets and the world's leading distributor of aerospace fasteners and consumables. We sell our products directly to virtually all of the world's major airlines and a vast majority of aerospace manufacturers. In addition, through our consumables management segment, we sell a large and growing number of consumable parts to market participants in the defense industry. Based on our experience, we believe that we have achieved leading global market positions in each of our major product categories, which include:

  •
  a broad line of aerospace fasteners and consumables, consisting of over 275,000 Stock Keeping Units (SKUs) serving the aerospace, commercial aircraft, business jet and military and defense industries;

  •
  commercial aircraft seats, including an extensive line of super first class, first class, business class, tourist class and regional aircraft seats;

  •
  a full line of aircraft food and beverage preparation and storage equipment, including galley systems, coffeemakers, water boilers, beverage containers, refrigerators, freezers, chillers and ovens, including microwave, high efficiency convection and steam ovens;

  •
  both chemical and gaseous aircraft oxygen storage, distribution and delivery systems, protective breathing equipment and a broad range of lighting products; and

  •
  business jet and general aviation interior products, including an extensive line of executive aircraft seats, direct and indirect overhead lighting systems, passenger and crew oxygen systems, air valve systems, high end furniture and cabinetry.

        We also provide comprehensive aircraft cabin interior reconfiguration and passenger-to-freighter conversion engineering services, galley systems and component kits.

USE OF PROCEEDS

        Except as may otherwise be described in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of the common stock and debt securities under this prospectus for general corporate or working capital purposes, which may include, among other things, capital expenditures, repaying indebtedness, funding acquisitions and investments. Additional information on the use of net proceeds from any sale of common stock or debt securities offered by this prospectus may be set forth in the prospectus supplement or other offering material relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES

        Set forth below is information concerning our ratio of earnings to fixed charges.

        For these ratios, earnings represents operating earnings before fixed charges and income taxes. Fixed charges represents interest expense, capitalized interest and amortization of deferred debt issuance costs.

	Six Months Ended June 30,		Year Ended
	2010	2009	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges(1)	3.6x	3.4x	3.3x	—	9.6x	3.0x	1.6x

(1)
For the fiscal year ended December 31, 2008, our fixed charges exceeded our earnings by $87.8 million.

DESCRIPTION OF COMMON STOCK

        We are authorized to issue 200,000,000 shares of common stock, $0.01 par value, of which 102,289,342 shares were outstanding as of June 30, 2010. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and to receive such dividends as may be declared by the board of directors out of funds legally available to pay dividends. The indenture relating to our outstanding senior unsubordinated notes and our current bank credit facility restrict dividend payments by us to our stockholders. In the event of a liquidation, dissolution or winding up of our company, holders of our stock have the right to a ratable portion of the assets remaining after payment of liabilities. Holders of common stock do not have cumulative voting, preemptive, redemption or conversion rights. All outstanding shares of our common stock are, and the shares to be sold under this prospectus will be, when issued and paid for, fully paid and non-assessable.

Directors' Exculpation and Indemnification

        Our restated certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law, or the DGCL. The effect of this provision is to eliminate our rights, and our stockholders' rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our right, or the right of any stockholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the restated certificate provides that, if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. These provisions will not alter the liability of directors under federal or state securities laws. The restated certificate also includes provisions for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the DGCL.

Election and Removal of Directors

        The restated certificate of incorporation classifies our board of directors into three classes, as nearly equal in number as possible, so that each director will serve for three years, with one class of directors being elected each year. The restated certificate also provides that directors may be removed for cause only with the approval of the holders of at least two-thirds of the voting power of our shares entitled to vote generally in the election of directors at an annual meeting or special meeting called for such purpose. In addition, the restated certificate requires at least two-thirds of the voting power of our shares entitled to vote generally in the election of directors at an annual meeting or special meeting called for such purpose to alter, amend or repeal the provisions relating to the classified board and removal of directors described above.

        We believe that the provisions described in the preceding paragraph, taken together, reduce the possibility that a third party could effect a change in the composition of our board of directors without the support of the incumbent board. The provisions may have significant effects on the ability of our stockholders to change the composition of the incumbent board, to benefit from transactions which are opposed by the incumbent board, to assume control of us or effect a fundamental corporate transaction such as a merger. Nevertheless, although we have not experienced any problems in the past with the continuity or stability of the board, management believes that the provisions help assure the continuity and stability of our policies in the future, since the majority of the directors at any time will have prior experience as directors.

Section 203 of the Delaware General Corporation Law

        We are subject to the provisions of Section 203 of the DGCL. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Limited.

DESCRIPTION OF DEBT SECURITIES

        We may from time to time offer to sell debt securities. We will set forth a description of the debt securities that may be offered under this prospectus in a prospectus supplement or other offering material.

        Debt securities offered under this prospectus will be governed by a document called the "Indenture." Unless we specify otherwise in the applicable prospectus supplement, the Indenture is a contract between us and Wilmington Trust Company, which acts as Trustee. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

        We may sell our common stock and our debt securities offered by this prospectus:

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers;

  •
  directly by us to other purchasers; or

  •
  through a combination of any such methods of sale.

        Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters' compensation will be described in the applicable prospectus supplement. Underwriting discounts and commissions will not exceed 8% for any offering of securities made pursuant to this prospectus.

        We (directly or through agents) may sell, and the underwriters may resell, the common stock or the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        In connection with the sale of common stock and debt securities, the underwriters or agents may receive compensation from us or from purchasers of the common stock or debt securities for whom they may act as agents. The underwriters may sell common stock or debt securities to or through dealers, who may also receive compensation from purchasers of the common stock or debt securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the common stock or debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the common stock or debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        If so indicated in the prospectus supplement relating to a particular issue of common stock or debt securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the common stock or debt securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

        The validity of our common stock and debt securities will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K and the effectiveness of BE Aerospace, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts except for the SEC filing fee are estimated).

SEC registration fee	$	*
Legal fees and expenses		300,000
Accounting fees and expenses		125,000
Printing and engraving expenses		50,000
Miscellaneous expenses		525,000

Total		$1,000,000

*
Deferred in accordance with Rule 457(r) and Rule 456(b) of the Securities Act.

Item 15.    Indemnification of Directors and Officers.

Limitation on Liability of Directors

        Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the "DGCL"), Paragraph 11 of BE Aerospace's amended and restated certificate of incorporation (the "Certificate") eliminates the personal liability of BE Aerospace's directors to BE Aerospace or its stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of BE Aerospace's board of directors (the "Board"). Directors remain liable for (1) any breach of the duty of loyalty to BE Aerospace or its stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.

Indemnification and Insurance

        In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Paragraph 11 grants BE Aerospace's directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were directors or officers of BE Aerospace or (2) by reason of the fact that, while they are or were directors or officers of BE Aerospace, they are or were serving at the request of BE Aerospace as directors or officers of another corporation, partnership, joint venture, trust or enterprise.

        Paragraph 11 further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to BE Aerospace by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Paragraph 11. BE Aerospace may not indemnify or make advance payments to any person in connection with proceedings initiated against BE Aerospace by such person without the authorization of the Board.

        In addition, Paragraph 11 provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL or any successor provisions or amendments thereunder.

        In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Paragraph 11 allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be a director or officer of BE Aerospace and to inure to the benefit of the indemnitee's heirs, executors and administrators.

        Paragraph 11 further provides that the right to indemnification is not exclusive of any other right that any indemnitee may have or thereafter acquire under any statute, the Certificate, any agreement or vote of stockholders or disinterested directors or otherwise, and allows BE Aerospace to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, BE Aerospace has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

        The Certificate authorizes BE Aerospace to purchase insurance for directors and officers of BE Aerospace and persons who serve at the request of BE Aerospace as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise against any expense, liability or loss incurred in such capacity, whether or not BE Aerospace would have the power to indemnify such persons against such expense or liability under the DGCL. BE Aerospace intends to maintain insurance coverage of its officers and directors as well as insurance coverage to reimburse BE Aerospace for potential costs of its corporate indemnification of directors and officers.

Item 16.    Exhibits.

        The exhibits to this Registration Statement are listed on the Index to Exhibits to this Registration Statement, which Index to Exhibits is hereby incorporated by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Wellington, State of Florida, on September 13, 2010.

BE Aerospace, Inc. (Registrant)
By:	/s/ AMIN J. KHOURY Amin J. Khoury Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby severally and individually constitutes and appoints Amin J. Khoury, Thomas P. McCaffrey and Ryan M. Patch, each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-3 and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act which relates to this registration statement, and all instruments necessary or advisable in connection therewith and to file the same with the SEC, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ AMIN J. KHOURY Amin J. Khoury	Chairman and Chief Executive Officer (Principal Executive Officer)	September 13, 2010
/s/ THOMAS P. MCCAFFREY Thomas P. McCaffrey	Senior Vice President of Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	September 13, 2010
/s/ CHARLES L. CHADWELL Charles L. Chadwell	Director	September 13, 2010

Signature	Title	Date

/s/ JIM C. COWART Jim C. Cowart	Director	September 13, 2010
/s/ RICHARD G. HAMERMESH Richard G. Hamermesh	Director	September 13, 2010
/s/ ROBERT J. KHOURY Robert J. Khoury	Director	September 13, 2010
/s/ JONATHAN M. SCHOFIELD Jonathan M. Schofield	Director	September 13, 2010
/s/ ARTHUR E. WEGNER Arthur E. Wegner	Director	September 13, 2010

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
*1.1	Form of Underwriting Agreement
4.1	Form of Indenture (incorporated by reference to the registrant's Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (No. 333-141393) filed with the Commission on June 23, 2008)
4.2	Specimen Common Stock Certificate (incorporated by reference to the registrant's Registration Statement on Form S-1 (No. 33-33689), as amended, filed with the Commission on March 7, 1990)
5.1	Opinion of Shearman & Sterling LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of the Registration Statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Indenture for the Debt Securities

*
To be filed as an exhibit to a Current Report on Form 8-K in connection with a specific offering.